News Release

Endwave Reports Fourth Quarter and Fiscal Year 2007 Financial Results

SAN JOSE, Calif., Feb. 5/PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its fourth quarter and full year of 2007, which ended on December 31, 2007.

Revenues were $14.4 million for the fourth quarter of 2007, compared with $13.3 million for the fourth quarter of 2006 and $13.8 million for the third quarter of 2007. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the fourth quarter of 2007 was $1.1 million, or $0.09 per share, compared with net loss for the fourth quarter of 2006 of $870,000, or $0.08 per share, and net loss for the third quarter of 2007 of $1.7 million, or $0.14 per share.

Non-GAAP net income for the fourth quarter of 2007 was $282,000, or $0.02 per diluted share, compared with non-GAAP net income for the fourth quarter of 2006 of $229,000, or $0.02 per diluted share, and non-GAAP net loss for the third quarter of 2007 of $215,000, or $0.02 per share. For the fourth quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.0 million and amortization of intangible assets of $328,000. For the fourth quarter of 2006, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $748,000, the expensing of $200,000 of capitalized transaction costs and amortization of intangible assets of $151,000. For the third quarter of 2007, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $329,000.

Cash, cash equivalents and investments as of December 31, 2007 were $49.0 million, compared with $65.4 million at September 30, 2007, reflecting cash used by Endwave to repurchase 2,502,247 of its shares from the Wood River Funds on December 24, 2007, partially offset by cash generated from operations.

"As previously announced, we are pleased to have exceeded our revenue expectations for the fourth quarter, largely as a result of higher-than-anticipated revenues from Nokia Siemens Networks. We believe this renewed strength indicates that the impact of the merger of our two largest customers is normalizing," said Ed Keible, Endwave's CEO and President. “Furthermore, our non-telecom revenues grew 18% sequentially during the fourth quarter. Our improved year-end revenue performance gives us added confidence in our expectations for meaningful revenue growth in 2008.”

Full Year 2007 Results
For the full year, total revenues were $56.5 million, compared with $62.2 million for 2006. For 2007, revenues attributable to customers in telecom markets were $44.3 million and revenues attributable to customers in defense electronics, homeland security and other non-telecom markets were $12.2 million.

GAAP net loss for the year ended December 31, 2007 was $5.4 million, or $0.47 per share, compared with GAAP net loss for 2006 of $1.3 million, or $0.12 per share. Non-GAAP net loss for the year ended December 31, 2007 was $208,000, or $0.02 per share, compared with a non-GAAP net income for the year ended December 31, 2006 of $2.9 million, or $0.21 per diluted share. For 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $4.1 million and amortization of intangible assets of $1.1 million.

In December, Endwave acquired and retired 2,502,247 shares of its common stock from the Wood River funds. In a separate transaction, the Wood River funds sold an additional 1.6 million shares of Endwave common stock to institutional investors. As a result of these two transactions, the Wood River funds no longer hold any Endwave shares. Reflecting the retirement of these shares, the total number of Endwave shares outstanding at year end were 12.1 million, including 3 million shares on an “as if” converted basis from the preferred stock held by Oak Investment Partners. Because the number of basic and diluted shares outstanding for financial statement purposes is calculated on a weighted-average basis, the impact of the repurchase on net income (loss) per share will be fully reflected for the first time in Endwave’s financial statements for the first quarter of 2008.

Conference Call
Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing (303) 262-2131 by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until February 12. To access the recording, dial (303) 590-3000 (Pass code: 11106008). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's Web site at http://www.endwave.com. The webcast replay will be available for 90 days.

About Endwave
Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about Endwave can be accessed from its web site at http://www.endwave.com.

Use of Non-GAAP Financial Information
To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

Contact:
Mary McGowan
Summit IR Group Inc.
(408) 404-5401
mary@summitirgroup.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$38,992	$26,176
Short-term investments	5,464	41,411
Accounts receivables, net	9,362	8,713
Inventories	12,434	17,127
Other current assets	1,168	640
Total current assets	67,420	94,067
Long-term investments	4,501	-
Property and equipment, net	2,999	2,024
Other assets	212	110
Restricted cash	25	261
Goodwill and intangible assets, net	7,432	4,191
Total assets	$82,589	$100,653

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,422	$4,280
Accrued warranty	2,712	2,928
Accrued compensation	2,240	2,652
Other current liabilities	2,251	1,164
Total current liabilities	10,625	11,024

Other long-term liabilities	116	231
Total stockholders' equity	71,848	89,398
Total liabilities and stockholders' equity	$82,589	$100,653

ENDWAVE CORPORATION confidential                 2/5/2008

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Total revenues	$14,392	$13,318	$56,476	$62,226
Costs and expenses:
Cost of product revenues	10,448	9,526	41,216	43,771
Cost of product revenues, amortization of intangible assets	149	112	548	449
Research and development	2,801	2,277	10,707	8,856
Selling, general and administrative	2,754	2,844	12,463	12,689
Transaction costs	-	200	-	200
Amortization of intangible assets	179	39	531	156
Total costs and expenses	16,331	14,998	65,465	66,121
Loss from operations	(1,939)	(1,680)	(8,989)	(3,895)
Interest and other income, net	882	907	3,590	2,648
Loss before provision for income taxes	$(1,057)	$(773)	$(5,399)	$(1,247)
Provision for income taxes	2	97	2	97
Net loss	$(1,059)	$(870)	$(5,401)	$(1,344)
Basic and diluted net loss per share	$(0.09)	$(0.08)	$(0.47)	$(0.12)
Shares used in calculating basic and diluted net loss per share	11,484,687	11,508,255	11,563,716	11,429,860

ENDWAVE CORPORATION confidential                2/5/2008

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Total revenues	$14,392	$13,318	$56,476	$62,226
Costs and expenses:
Cost of product revenues	10,282	9,425	40,555	43,336
Research and development	2,568	2,146	9,862	8,316
Selling, general and administrative	2,140	2,328	9,855	10,352
Total costs and expenses	14,990	13,899	60,272	62,004
Income (loss) from operations	(598)	(581)	(3,796)	222
Interest and other income, net	882	907	3,590	2,732
Income (loss) before provision for income taxes	$284	$326	$(206)	$2,954
Provision for income taxes	2	97	2	97
Net income (loss)	$282	$229	$(208)	$2,857
Basic net income (loss) per share	$0.02	$0.02	$(0.02)	$0.25
Diluted net income (loss) per share	$0.02	$0.02	$(0.02)	$0.21
Shares used in calculating basic net income (loss) per share	11,484,687	11,508,255	11,563,716	11,429,860
Shares used in calculating diluted net income (loss) per share	14,634,551	14,804,635	11,563,716	13,837,555

Basis of presentation:
1. Non-GAAP operating results exclude amortization of intangible assets, loss on sale of assets, transaction costs and non-cash stock compensation expense.

ENDWAVE CORPORATION confidential                2/5/2008

GAAP TO NON-GAAP NET LOSS RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Twelve months ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
GAAP net loss	$(1,059)	$(870)	$(5,401)	$(1,344)
Cost of product revenues, amortization of intangible assets	149	112	548	449
Cost of product revenues, stock-based compensation expense	166	101	661	435
Amortization of intangible assets	179	39	531	156
Research and development, stock-based compensation expense	233	131	845	540
Selling, general and administrative, stock-based compensation expense	614	516	2,608	2,337
Transaction costs	-	200	-	200
Loss on sale of assets	-	-	-	84
Non-GAAP net income (loss)	$282	$229	$(208)	$2,857

ENDWAVE CORPORATION confidential                2/5/2008